Exhibit 99.2

FOR IMMEDIATE RELEASE

ADVANCED DISPOSAL COMPLETES INITIAL PUBLIC OFFERING OF
COMMON STOCK

PONTE VEDRA, Fla. (Oct. 12, 2016) – Advanced Disposal Services, Inc. (the “Company”) announced today the completion of its initial public offering of 19,250,000 shares of its common stock at a price to the public of $18.00 per share.  All of the shares are being offered by the Company.  The shares began trading on October 6, 2016 on the New York Stock Exchange under the ticker symbol “ADSW.”  The underwriters have the option to purchase up to an additional 2,887,500 shares of common stock. The Company intends to use the net proceeds from the shares offered to repay outstanding borrowings under the Term Loan B portion of its senior secured credit facilities.

Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Barclays Capital Inc. acted as lead joint book-running managers and representatives of the underwriters for the offering. UBS Securities LLC also acted as a lead joint book-running manager. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Macquarie Capital (USA) Inc., Morgan Stanley & Co. LLC, and Stifel also acted as joint book-running managers, and SMBC Nikko Securities America, Inc. and First Analysis Securities Corporation acted as co-managers.

The offering of these securities was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, or by email: prospectus.cpdg@db.com, or by telephone: (800) 503-4611; from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York, 10010, or by email: newyork.prospectus@credit-suisse.com, or by telephone: (800) 221-1037; or from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email: Barclaysprospectus@broadridge.com, or by telephone: (888) 603-5847.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on October 5, 2016.  This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any such offer or solicitation or any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains a number of forward-looking statements.  Words, and variations of words such as “believe,” “expect,” “plan,” “continue,” “will,” “should,” and similar expressions are intended to identify our forward-looking statements.  These forward-looking statements involve risks and uncertainties, many of which are beyond our control, and important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks related to the capital markets.  For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our registration statement on Form S-1, as amended from time to time.  We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

About Advanced Disposal

Advanced Disposal brings fresh ideas and solutions to the business of a clean environment.  As the fourth largest solid waste company in the U.S., we provide integrated, non-hazardous solid waste collection, recycling and disposal services to residential, commercial, industrial and construction customers across 16 states and the Bahamas. Our team is dedicated to finding effective, sustainable solutions to preserve the environment for future generations. We welcome you to learn more at AdvancedDisposal.com or follow us on Facebook.

Contact:

Matthew Nelson

Advanced Disposal

(904) 737-7900

Matthew.Nelson@AdvancedDisposal.com